Registration No. 333-

As filed with the Securities and Exchange Commission on February 5, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

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ZW DATA ACTION TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	20-4672080 (I.R.S. Employer Identification No.)

Room 1106, Xinghuo Keji Plaza, No. 2 Fengfu Road,

Fengtai District, Beijing, PRC 100070

(Address of Principal Executive Offices) (Zip Code)

______________________

ChinaNet Online Holdings, Inc. 2020 Omnibus Equity Incentive Plan

(Full title of the plan)

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Cogency Global Inc.

10 E. 40th Street, 10th Floor

New York, NY 10016

Tel: (800) 221 0102

Fax: (800) 944 6607

(Name, address and telephone number, including area code, of agent for service)

Copies to:
Mitchell S. Nussbaum
Tahra Wright
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4000
(212) 407-4990 — Facsimile

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	5,000,000(3)	$2.57	$12,850,000	$1,401.93

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock as may be required in the event of a stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.
(2)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s common stock as reported on the NASDAQ Stock Market on February 3, 2021.
(3)	This Registration Statement registers up to 5,000,000 shares of common stock, $0.001 par value per share, of ZW Data Action Technologies Inc., formerly known as ChinaNet Online Holdings, Inc. (the “Company”) that may be issued and sold under the ChinaNet Online Holdings, Inc. 2020 Omnibus Equity Incentive Plan (the “2020 Plan”).

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EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant to register 5,000,000 shares reserved and available for issuance pursuant to the ChinaNet Online Holdings Inc. 2020 Omnibus Equity Incentive Plan adopted by the Board of Directors of the Company and approved by the Company’s shareholders at the 2020 annual shareholder meeting.

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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the Plan covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, ZW Data Action Technologies Inc. is sometimes referred to as “the Registrant”, “we”, “us” or “our”.

Item 3. Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31,2019, filed with the SEC on May 27, 2020, and Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on June 10, 2020;
(b)	the Company’s Current Reports on Form 8-K, filed with the SEC on February 20, 2020, March 20, 2020, April 23, 2020, May 15, 2020, June 25, 2020, August 7, 2020, October 13, 2020, October 14, 2020, December 11, 2020, and December 14, 2020;
(c)	the Company’s Registration Statement on Form 8-A (Registration No. 001-34647) filed with the SEC on September 13, 2010, pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description;
(d)	the Company’s Registration Statement on Form 8-A (Registration No. 001-34647) filed with the SEC on March 2, 2010, pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description;
(e)	the Company’s Registration Statement on Form 8-A (Registration No. 001-52672) filed with the SEC on June 5, 2007, pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description; and

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(f)	the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on September 2, 2020.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future Annual Report or Quarterly Report to stockholders or document or Current Report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”) and our articles of incorporation and bylaws.

Under the NRS, officer and director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. The NRS provides that an officer or director will not be liable for acts or omissions unless it is proven that the officer’s or director’s acts or omissions constitute a breach of fiduciary duties and such breach involved intentional misconduct, fraud, or a knowing violation of law. Our articles of incorporation provide that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the director’s liability shall not be eliminated or limited for (i) breach of any duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived an improper personal benefit, or (iv) an act or omission occurring before the person was a director of the Company.

Our articles of incorporation and bylaws provide that we will indemnify our directors, officers, employees, and agents, to the fullest extent to the extent required by the NRS, and our bylaws provide that we shall indemnify such individuals to the extent permitted by the NRS. Our bylaws also provide that we may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

The NRS permits us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or on behalf of the Company, by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or is or was servicing at the request of the Company as a director, officer, employee, or agent of another entity, against expenses, including attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit, or proceeding if such person has exercised his powers in good faith and with a view to the interests of the Company; or acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

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Indemnification under the NRS may not be made for any claim, issue, or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The NRS also provides that to the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding for which the Company is permitted to provide indemnification, or in defense of any claim, issue, or matter therein, the Company is required to indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Our articles of incorporation and the NRS require the Company to advance expenses of an officer or director as incurred in defending a civil or criminal action, suit, or proceeding upon receipt of an undertaking from the officer or director to repay the amounts advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to such indemnification.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

Exhibit Number	Description
5.1	Opinion of Loeb and Loeb LLP
10.1	ChinaNet Online Holdings, Inc. 2020 Omnibus Equity Incentive Plan (1)
23.1	Consent of Loeb and Loeb LLP (contained in Exhibit 5.1)
23.2	Consent of Centurion ZD CPA & Co., Independent Registered Public Accounting Firm
23.3	Consent of Marcum Bernstein & Pinchuk LLP, Independent Registered Public Accounting Firm

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(1)	Previously filed as Appendix A to our Proxy Statement on Schedule 14A filed with the SEC on September 2, 2020 and incorporated by reference herein.

Item 9. Undertakings.

(a)	The Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 5, 2021.

ZW DATA ACTION TECHNOLOGIES INC.

By:	/s/ Handong Cheng
	Name:	Handong Cheng
	Title:	Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

Date: February 5, 2021	/s/ Handong Cheng
Handong Cheng
Chairman, Chief Executive Officer and President (Principal Executive Officer)

Date: February 5, 2021	/s/ Mark Li
Mark Li
Chief Financial Officer (Principal Accounting Officer)

Date: February 5, 2021	/s/ Pau Chung Ho
Pau Chung Ho
Director

Date: February 5, 2021	/s/ Chang Qiu
Chang Qiu
Director

Date: February 5, 2021	/s/ Zhiqing Chen
Zhiqing Chen
Director

Date: February 5, 2021	/s/ George Kai Chu
George Kai Chu
Director

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